Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS FOURTH QUARTER RESULTS

•	Earnings per diluted share: $3.68 from net income, $3.43 from adjusted operating income*

•	Full-year earnings per diluted share: $13.62 from net income, $13.35 from adjusted operating income*

•	ROE 8.4% and adjusted operating ROE* 10.5% for the full year

•	Deployed capital of $78 million into in-force and other transactions in the quarter, $465 million in the year

ST. LOUIS, January 28, 2020 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life reinsurance, reported fourth quarter net income of $235 million, or $3.68 per diluted share, compared with $110 million, or $1.72 per diluted share, in the prior-year quarter. Adjusted operating income* totaled $219 million, or $3.43 per diluted share, compared with $222 million, or $3.46 per diluted share, the year before. Net foreign currency fluctuations had a favorable effect of $0.01 per diluted share on net income and adjusted operating income as compared with the prior year.

	Quarterly Results		Year-to-Date Results
($ in millions, except per share data)	2019	2018	2019	2018
Net premiums	$2,986	$2,805	$11,297	$10,544
Net income	235	110	870	716
Net income per diluted share	3.68	1.72	13.62	11.00
Adjusted operating income*	219	222	853	789
Adjusted operating income per diluted share*	3.43	3.46	13.35	12.12
Book value per share	185.17	134.53
Book value per share, excluding accumulated other comprehensive income (AOCI)*	135.10	124.39
Total assets	76,731	64,535

*	See ‘Use of Non-GAAP Financial Measures’ below

Full-year net income totaled $870 million, or $13.62 per diluted share, compared with $716 million, or $11.00 per diluted share in 2018. Adjusted operating income for the full year totaled $853 million, or $13.35 per diluted share, compared with $789 million, or $12.12 per diluted share the year before. Net foreign currency fluctuations had an adverse effect of $0.18 per diluted share on net income and adjusted operating income for the full year. Net premiums totaled $11.3 billion, increasing 7% in 2019. Full-year premiums reflected adverse foreign currency effects of $179 million.

In the fourth quarter, consolidated net premiums totaled $3.0 billion, up 6% from last year’s fourth quarter, with adverse net foreign currency effects of $5 million. Excluding spread-based businesses and the value of associated derivatives, investment income increased 10% versus a year ago, attributable to asset growth
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of 8% and higher variable investment income. The average investment yield, excluding spread business, was up 11 basis points from the fourth quarter of 2018 to 4.55%, primarily due to higher variable investment income.

The effective tax rate this quarter was 23.8% on pre-tax income. For the full year, the effective tax rate was 23.1% on pre-tax income. The effective tax rate was 23.1% on pre-tax adjusted operating income for the quarter. For the full year, the effective tax rate was 22.4% on pre-tax adjusted operating income, in line with the expected range of 21% to 24%.

Anna Manning, President and Chief Executive Officer, commented, “Our operating results were modestly below our expectations this quarter, while the full-year results were above our expectations. We can point to strong organic growth and active capital deployment as favorable indicators of the strength of our business, and we continue to benefit from the earnings diversity that comes from our global platform.

“In the quarter, we produced strong overall results in EMEA, excellent results from Financial Solutions across all geographies, and the U.S. Group business performed above expectations. These areas of strength partially offset a loss in Australia and unfavorable U.S. Individual Mortality experience.

“We had an active quarter as we deployed approximately $78 million of capital into in-force and other transactions, bringing the year-to-date total to $465 million. We remain well positioned and optimistic about the environment and our pipeline. We ended the quarter with an excess capital position of approximately $900 million.

“The full year featured numerous highlights, including excellent Financial Solutions results across all geographies, strong overall results in EMEA and Canada, a strong rebound in our U.S. Group operations, vibrant top-line growth and in-line adjusted operating income in Asia.

“Looking forward, we remain optimistic about the future and our business prospects, as RGA is well positioned in its markets and we are executing on our proven strategy. We have a long track record of successful execution and strong financial results, and our intermediate-term financial outlook remains unchanged.”

SEGMENT RESULTS

In the fourth quarter of 2019, the Company changed the name of the Financial Reinsurance business within the U.S. and Latin America Financial Solutions segment to “Capital Solutions”. The name change better describes the product offerings for this part of the U.S. and Latin America Financial Solutions segment. This name change does not affect any previously or future reported results for the U.S. and Latin America Financial Solutions segment.

U.S. and Latin America

Traditional

The U.S. and Latin America Traditional segment reported pre-tax income of $85 million, compared with $95 million in the fourth quarter of 2018. Pre-tax adjusted operating income totaled $83 million,
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compared with $92 million the year before. Results reflected above average variable investment income and favorable Group experience, offset by adverse individual mortality experience driven by large claims. For the full year, pre-tax income totaled $265 million, compared with $286 million a year ago, and pre-tax adjusted operating income totaled $283 million, compared with $278 million a year ago.

Traditional net premiums were up 4% from last year’s fourth quarter to $1,558 million. Full-year net premiums totaled $5,729 million, up 4% from 2018.

Financial Solutions

The Asset-Intensive business reported pre-tax income of $78 million compared with pre-tax losses of $6 million last year. Fourth quarter pre-tax adjusted operating income increased to $65 million, up from $53 million a year ago. The current-year period results reflected the effects of new and existing business, stable investment spreads, and favorable equity market impacts. The prior-year period was relatively in line with expectations. Full-year pre-tax income totaled $315 million, compared with $168 million in 2018. Pre-tax adjusted operating income for the full year totaled $259 million, compared with $216 million in the prior year.

The Capital Solutions business reported pre-tax income and pre-tax adjusted operating income of $26 million, up from $20 million the year before primarily due to new business. For the full year, pre-tax income and pre-tax adjusted operating income totaled $83 million, unchanged from the year before.

Canada

Traditional

The Canada Traditional segment reported pre-tax income of $28 million, compared with $45 million the year before. Pre-tax adjusted operating income totaled $27 million, compared with $50 million a year ago, reflecting modestly unfavorable individual mortality experience. The year-ago period reflected favorable individual mortality experience, and the contribution of income from in-force transactions written that year. Foreign currency exchange rates had an immaterial effect on pre-tax income and pre-tax adjusted operating income. Pre-tax income for the full year totaled $168 million, up from $112 million the year before and pre-tax adjusted operating income for the full year totaled $161 million, up from $118 million in the year before. Foreign currency exchange rates had an adverse effect of $5 million on pre-tax income and pre-tax adjusted operating income for the full year.

Reported net premiums totaled $276 million for the quarter, up 3% over the year-ago period. Net foreign currency fluctuations had an immaterial effect on net premiums. For the full year, net premiums totaled $1,066 million, up 4% from the prior year. Net foreign currency fluctuations had an adverse effect of $25 million on net premiums for the full year.

Financial Solutions

The Canada Financial Solutions business segment, which consists of longevity and fee-based transactions, reported fourth quarter pre-tax income and pre-tax adjusted operating income of $7 million, compared with $2 million a year ago. The current period reflected income from a new fee-based transaction. Net foreign currency fluctuations had an immaterial effect on pre-tax income and pre-tax adjusted operating
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income. For the full year, pre-tax income and pre-tax adjusted operating income totaled $15 million, compared with $10 million in 2018. Net foreign currency fluctuations had an immaterial effect on pre-tax income and pre-tax adjusted operating income.

Europe, Middle East and Africa (EMEA)

Traditional

The EMEA Traditional segment reported pre-tax income and pre-tax adjusted operating income of $23 million compared with $15 million in last year’s fourth quarter. The strong results were attributable primarily to favorable underwriting experience across most of the region. Net foreign currency fluctuations adversely affected pre-tax income and pre-tax adjusted operating income by $1 million for the quarter. Full-year pre-tax income and pre-tax adjusted operating income totaled $80 million, compared with $55 million in the prior-year. For the year, foreign currency fluctuations adversely affected pre-tax income and pre-tax adjusted operating income by $5 million.

Reported net premiums increased 4% to $368 million in the fourth quarter. Foreign currency exchange rates adversely affected net premiums by $4 million. For the full year, net premiums totaled $1,442 million, with adverse foreign currency fluctuations of $77 million.

Financial Solutions

The EMEA Financial Solutions business segment, which consists of longevity, asset-intensive and fee-based transactions, reported fourth quarter pre-tax income of $72 million, compared with $36 million in the year-ago period. Pre-tax adjusted operating income totaled $73 million, compared with $45 million the year before. The current-year period reflected favorable longevity experience. Net foreign currency fluctuations had an immaterial effect on pre-tax income and pre-tax adjusted operating income. For the full year, pre-tax income totaled $223 million, compared with $197 million in the year before, and pre-tax adjusted operating income totaled $216 million, compared with $197 million in the year before. Net foreign currency fluctuations had an adverse effect of $9 million on pre-tax income and $8 million on pre-tax adjusted operating income for the year.

Asia Pacific

Traditional

The Asia Pacific Traditional segment’s pre-tax income and pre-tax adjusted operating income totaled
$12 million, compared with $34 million in the prior-year period. The current-period results were relatively in line with expectations for Asia, while Australia experienced a loss that was roughly similar to that of the third quarter of this year. Net foreign currency fluctuations had a favorable effect of $2 million on pre-tax income and pre-tax adjusted operating income. For the full year, pre-tax income and pre-tax adjusted operating income totaled $105 million, compared with $178 million in 2018. Net foreign currency fluctuations had a favorable effect of $3 million on pre-tax income and pre-tax adjusted operating income for the full year.

Reported net premiums increased 7% to $659 million, reflecting growth on new and existing treaties in Asia, slightly offset by a reduction in Australia. Foreign currency exchange rates had an adverse effect of
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$3 million on net premiums. For the full year, reported net premiums totaled $2,568 million, up 12% over the prior year. Foreign currency exchange rates had an adverse effect of $65 million on net premiums for the full year.

Financial Solutions

The Asia Pacific Financial Solutions business segment, which consists of asset-intensive and fee-based transactions, reported fourth quarter pre-tax income of $13 million, compared with pre-tax losses of $14 million in the prior-year period. Pre-tax adjusted operating income totaled $8 million, compared with $2 million the year before, attributable to new business in Asia. Net foreign currency fluctuations had an immaterial effect on pre-tax income and pre-tax adjusted operating income. Full-year pre-tax income totaled $23 million, compared with pre-tax losses of $6 million in the prior year. Full-year pre-tax adjusted operating income totaled $20 million, compared with $7 million in the prior year. Net foreign currency fluctuations had a favorable effect of $1 million on pre-tax income and an immaterial effect on pre-tax adjusted operating income.

Reported net premiums increased significantly to $38 million, attributable to new treaties added in 2019. Foreign currency exchange rates had a favorable effect of $1 million on net premiums. For the full year, reported net premiums totaled $146 million, a significant increase over the prior year. Foreign currency exchange rates had an immaterial effect on net premiums.

Corporate and Other

The Corporate and Other segment’s pre-tax losses for the fourth quarter totaled $36 million, compared with pre-tax losses of $89 million the year before. Pre-tax adjusted operating losses totaled $40 million, compared with year-ago pre-tax adjusted operating losses of $33 million. The current-period loss was higher than the average expected run rate due primarily to higher incentive compensation accruals and higher costs related to strategic initiatives. For the full year, pre-tax losses totaled $145 million, compared with pre-tax losses of $237 million, and pre-tax adjusted operating losses totaled $123 million, compared with pre-tax losses of $124 million in the prior year.

Company Guidance

On an annual basis, the Company provides financial guidance based upon the intermediate term rather than giving a range of annual adjusted operating earnings per share for an upcoming year.  This better reflects the long-term nature of the business, as the Company accepts risks over very long periods of time, up to 30 years or longer in some cases.  While more predictable over longer-term horizons, the Company's business is subject to inherent short-term volatility, primarily due to mortality and morbidity experience.

Over the intermediate term, the Company continues to target growth in adjusted operating earnings per share in the 5% to 8% range, and adjusted operating return on equity of 10% to 12%. It is presumed that there are no significant changes in the investment environment from current levels, and the Company will deploy $300 to $400 million of excess capital, on average, annually. These guidance ranges are based upon “normalized” results. The Company currently estimates its effective tax rate on adjusted operating income will be approximately 23% to 24%.

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Dividend Declaration

The board of directors declared a regular quarterly dividend of $0.70, payable February 27 to shareholders of record as of February 6.

Earnings Conference Call

A conference call to discuss fourth quarter results will begin at 11 a.m. Eastern Time on Wednesday, January 29. Interested parties may access the call by dialing 800-458-4121 (domestic) or 323-794-2093 (international). The access code is 4275261. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

The Company has posted to its website a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.

Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-
tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform and other items that management believes are not indicative of the Company’s ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income.

Book value per share excluding the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating income per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations, they also serve as a basis for establishing target levels and awards under RGA’s management incentive programs.

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Reconciliations from GAAP net income, book value per share, net income per diluted share and average stockholders’ equity are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Financial Information” section.

About RGA
Reinsurance Group of America, Incorporated (RGA), a Fortune 500 company, is among the leading global providers of life reinsurance and financial solutions, with approximately $3.5 trillion of life reinsurance in force and assets of $76.7 billion as of December 31, 2019. Founded in 1973, RGA today is recognized for its deep technical expertise in risk and capital management, innovative solutions, and commitment to serving its clients. With headquarters in St. Louis, Missouri, and operations around the world, RGA delivers expert solutions in individual life reinsurance, individual living benefits reinsurance, group reinsurance, health reinsurance, facultative underwriting, product development, and financial solutions. To learn more about RGA and its businesses, visit the Company’s website at www.rgare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe” and other similar expressions. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation: (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make
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timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data stored on such systems, (25) adverse litigation or arbitration results, (26) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, (28) the effects of the Tax Cuts and Jobs Act of 2017 may be different than expected and (29) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future. For a discussion of these risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A - “Risk Factors” in the 2018 Annual Report.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-7000
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended December 31,
	2019		2018
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$235	$3.68	$110	$1.72
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	25	0.40	25	0.38
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	—	—	—	—
Embedded derivatives:
Included in investment related gains/losses, net	(37)	(0.58)	87	1.36
Included in interest credited	(8)	(0.13)	10	0.15
DAC offset, net	(3)	(0.05)	(10)	(0.15)
Investment (income) loss on unit-linked variable annuities	—	—	8	0.13
Interest credited on unit-linked variable annuities	—	—	(8)	(0.13)
Interest expense on uncertain tax positions	3	0.05	—	—
Non-investment derivatives	2	0.03	—	—
Uncertain tax positions and other tax related items	2	0.03	—	—
Adjusted operating income	$219	$3.43	$222	$3.46

(Unaudited)	Twelve Months Ended December 31,
	2019		2018
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$870	$13.62	$716	$11.00
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(43)	(0.68)	121	1.85
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	4	0.06	(2)	(0.03)
Embedded derivatives:
Included in investment related gains/losses, net	(13)	(0.20)	22	0.34
Included in interest credited	36	0.56	(14)	(0.21)
DAC offset, net	(25)	(0.39)	8	0.13
Investment (income) loss on unit-linked variable annuities	(21)	(0.33)	5	0.08
Interest credited on unit-linked variable annuities	21	0.33	(5)	(0.08)
Interest expense on uncertain tax positions	14	0.22	—	—
Non-investment derivatives	2	0.03	—	—
Uncertain tax positions and other tax related items	8	0.13	(62)	(0.96)
Adjusted operating income	$853	$13.35	$789	$12.12
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in thousands)

(Unaudited)	Three Months Ended December 31, 2019
	Pre-tax Income	Income Taxes	Effective Tax Rate
GAAP income	$308,131	$73,263	23.8%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	29,710	5,660
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	63	13
Embedded derivatives:
Included in investment related gains/losses, net	(46,606)	(9,787)
Included in interest credited	(9,553)	(2,006)
DAC offset, net	(3,563)	(749)
Investment (income) loss on unit-linked variable annuities	291	61
Interest credited on unit-linked variable annuities	(291)	(61)
Interest expense on uncertain tax positions	3,916	822
Non-investment derivatives	2,241	471
Uncertain tax positions and other tax related items	—	(1,932)
Adjusted operating income	$284,339	$65,755	23.1%
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Income before income taxes	$308	$138	$1,132	$846
Reconciliation to pre-tax adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	30	32	(56)	153
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	—	—	5	(2)
Embedded derivatives:
Included in investment related gains/losses, net	(46)	110	(16)	28
Included in interest credited	(10)	13	46	(17)
DAC offset, net	(4)	(13)	(32)	10
Investment (income) loss on unit-linked variable annuities	—	11	(26)	7
Interest credited on unit-linked variable annuities	—	(11)	26	(7)
Interest expense on uncertain tax positions	4	—	18	—
Non-investment derivatives	2	—	2	—
Pre-tax adjusted operating income	$284	$280	$1,099	$1,018

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended December 31, 2019
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$85	$—		$(2)		$83
Financial Solutions:
Asset-Intensive	78	60	(1)	(73)	(2)	65
Capital Solutions	26	—		—		26
Total U.S. and Latin America	189	60		(75)		174
Canada Traditional	28	(1)		—		27
Canada Financial Solutions	7	—		—		7
Total Canada	35	(1)		—		34
EMEA Traditional	23	—		—		23
EMEA Financial Solutions	72	1		—		73
Total EMEA	95	1		—		96
Asia Pacific Traditional	12	—		—		12
Asia Pacific Financial Solutions	13	(5)		—		8
Total Asia Pacific	25	(5)		—		20
Corporate and Other	(36)	(4)		—		(40)
Consolidated	$308	$51		$(75)		$284

(1)	Asset-Intensive is net of $15 DAC offset.

(2)	Asset-Intensive is net of $(19) DAC offset.

(Unaudited)	Three Months Ended December 31, 2018
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$95	$—		$(3)		$92
Financial Solutions:
Asset-Intensive	(6)	7	(1)	52	(2)	53
Capital Solutions	20	—		—		20
Total U.S. and Latin America	109	7		49		165
Canada Traditional	45	5		—		50
Canada Financial Solutions	2	—		—		2
Total Canada	47	5		—		52
EMEA Traditional	15	—		—		15
EMEA Financial Solutions	36	9		—		45
Total EMEA	51	9		—		60
Asia Pacific Traditional	34	—		—		34
Asia Pacific Financial Solutions	(14)	16		—		2
Total Asia Pacific	20	16		—		36
Corporate and Other	(89)	56		—		(33)
Consolidated	$138	$93		$49		$280

(1)	Asset-Intensive is net of $61 DAC offset.

(2)	Asset-Intensive is net of $(74) DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Twelve Months Ended December 31, 2019
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$265	$—		$18		$283
Financial Solutions:
Asset-Intensive	315	(81)	(1)	25	(2)	259
Capital Solutions	83	—		—		83
Total U.S. and Latin America	663	(81)		43		625
Canada Traditional	168	(7)		—		161
Canada Financial Solutions	15	—		—		15
Total Canada	183	(7)		—		176
EMEA Traditional	80	—		—		80
EMEA Financial Solutions	223	(7)		—		216
Total EMEA	303	(7)		—		296
Asia Pacific Traditional	105	—		—		105
Asia Pacific Financial Solutions	23	(3)		—		20
Total Asia Pacific	128	(3)		—		125
Corporate and Other	(145)	22		—		(123)
Consolidated	$1,132	$(76)		$43		$1,099

(1)	Asset-Intensive is net of $(45) DAC offset.

(2)	Asset-Intensive is net of $13 DAC offset.

(Unaudited)	Twelve Months Ended December 31, 2018
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$286	$—		$(8)		$278
Financial Solutions:
Asset-Intensive	168	72	(1)	(24)	(2)	216
Capital Solutions	83	—		—		83
Total U.S. and Latin America	537	72		(32)		577
Canada Traditional	112	6		—		118
Canada Financial Solutions	10	—		—		10
Total Canada	122	6		—		128
EMEA Traditional	55	—		—		55
EMEA Financial Solutions	197	—		—		197
Total EMEA	252	—		—		252
Asia Pacific Traditional	178	—		—		178
Asia Pacific Financial Solutions	(6)	13		—		7
Total Asia Pacific	172	13		—		185
Corporate and Other	(237)	113		—		(124)
Consolidated	$846	$204		$(32)		$1,018

(1)	Asset-Intensive is net of $53 DAC offset.

(2)	Asset-Intensive is net of $(43) DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In millions, except per share data)

(Unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Earnings per share from net income:
Basic earnings per share	$3.75	$1.75	$13.88	$11.25
Diluted earnings per share	$3.68	$1.72	$13.62	$11.00

Diluted earnings per share from adjusted operating income	$3.43	$3.46	$13.35	$12.12
Weighted average number of common and common equivalent shares outstanding	63,774	64,156	63,882	65,094

(Unaudited)	At December 31,
	2019	2018
Treasury shares	16,482	16,324
Common shares outstanding	62,656	62,814
Book value per share outstanding	$185.17	$134.53
Book value per share outstanding, before impact of AOCI	$135.10	$124.39

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At December 31,
	2019	2018
Book value per share outstanding	$185.17	$134.53
Less effect of AOCI:
Accumulated currency translation adjustments	(1.46)	(2.69)
Unrealized appreciation of securities	52.65	13.63
Pension and postretirement benefits	(1.12)	(0.80)
Book value per share outstanding, before impact of AOCI	$135.10	$124.39

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Reconciliation of Stockholders' Average Equity to Stockholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended December 31, 2019:	Average Equity
Stockholders' average equity	$10,391
Less effect of AOCI:
Accumulated currency translation adjustments	(137)
Unrealized appreciation of securities	2,481
Pension and postretirement benefits	(56)
Stockholders' average equity, excluding AOCI	$8,103

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income and
Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended December 31, 2019:	Income
Net Income	$870	8.4%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	(23)
Change in fair value of embedded derivatives	23
Deferred acquisition cost offset, net	(25)
Statutory tax rate changes and subsequent effects	8
Adjusted operating income	$853	10.5%
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenues:
Net premiums	$2,986	$2,805	$11,297	$10,544
Investment income, net of related expenses	677	522	2,520	2,139
Investment related gains (losses), net:
Other-than-temporary impairments on fixed maturity securities	(13)	(14)	(31)	(28)
Other investment related gains (losses), net	35	(125)	122	(142)
Total investment related gains (losses), net	22	(139)	91	(170)
Other revenue	100	91	392	363
Total revenues	3,785	3,279	14,300	12,876
Benefits and expenses:
Claims and other policy benefits	2,703	2,468	10,197	9,319
Interest credited	180	92	697	425
Policy acquisition costs and other insurance expenses	310	335	1,204	1,323
Other operating expenses	234	200	868	786
Interest expense	44	39	173	147
Collateral finance and securitization expense	6	7	29	30
Total benefits and expenses	3,477	3,141	13,168	12,030
Income before income taxes	308	138	1,132	846
Provision for income taxes	73	28	262	130
Net income	$235	$110	$870	$716
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